Exhibit 99.1

CONAGRA FOODS TO ACQUIRE RALCORP, THE LARGEST PRIVATE LABEL FOOD MANUFACTURER IN THE U.S., FOR $90 PER SHARE IN CASH

•	Creates one of the largest North American packaged food companies and the largest North American private label packaged food business
•	Accelerates ConAgra Foods’ Recipe for Growth strategy and further leverages its capabilities
•	Expected to be accretive to EPS in Year 1, strengthen ConAgra Foods’ top-line and EPS growth potential over the long term, and provide significant annual cost synergies

OMAHA, NE and ST. LOUIS, MO – November 27, 2012 – ConAgra Foods, Inc. (NYSE: CAG) and Ralcorp Holdings, Inc. (NYSE: RAH) today announced that the boards of directors of both companies have unanimously approved a definitive agreement under which ConAgra Foods will acquire Ralcorp, the largest manufacturer of private label food in the U.S.  Under the terms of the agreement, Ralcorp shareholders will receive $90.00 per share in cash for each outstanding share of common stock held, representing a 28.2% premium to the closing price of Ralcorp’s common stock on November 26, 2012, and a 24.9% premium to the average closing price of Ralcorp’s common stock for the 30 trading days ending November 26, 2012.  The transaction is valued at approximately $6.8 billion, including the assumption of debt.

This transaction creates one of the largest packaged food companies in North America, with sales of approximately $18 billion annually and more than 36,000 employees.  It will also position ConAgra Foods as the largest private label packaged food business in North America, with combined private label sales of approximately $4.5 billion.

Gary Rodkin, chief executive officer of ConAgra Foods said, “We are very pleased to have reached an agreement with Ralcorp after a period of collaborative dialogue between the two companies.  Ralcorp is already the largest private label food company in the U.S. and is well positioned for future growth.  The acquisition of Ralcorp is a logical and exciting step for ConAgra Foods.  Adding Ralcorp provides us with a much larger presence in the attractive and growing private label segment and accelerates our Recipe for Growth strategy.  The transaction will allow us to apply our scale and combined operational expertise to this important growth area, and will strengthen our position as one of the leading food companies in North America.  We believe the balanced combination of our very significant branded food business, the largest private label food business in North America, and our important commercial food businesses, will enable ConAgra Foods to deliver even greater value and innovation to our customers and consumers, and sustainable profitable growth to our shareholders.  We look forward to working with Ralcorp’s experienced and talented team to capitalize on opportunities and create value for shareholders, and to welcoming Ralcorp’s employees to the ConAgra Foods family.”

Kevin J. Hunt, chief executive officer and president of Ralcorp, said, “We are proud of Ralcorp’s track record of shareholder value creation and view this transaction as the culmination of those efforts.  This combination delivers immediate and compelling cash value to our shareholders and benefits to our customers and employees.  We believe the two companies are a great fit, and our employees will benefit as part of a larger diversified organization with the necessary scale and resources to be a leader in today’s rapidly evolving marketplace.  On behalf of the Ralcorp Board and management team, we thank our dedicated employees for their continued hard work, which has enabled us to grow Ralcorp to a position of strength with our many private label offerings across both retail and commercial channels.  We look forward to joining with ConAgra Foods to complete this exciting transaction and capitalize on our future growth opportunities.”

Strong Strategic Rationale

The acquisition of Ralcorp adds to ConAgra Foods’ existing private label business of approximately $950 million to create the largest private label packaged food business in North America, with approximately $4.5 billion in combined annual private label sales.  Ralcorp fits well with ConAgra Foods’ Recipe for Growth strategy, set 18 months ago, which includes expansion in the private label segment, growth in its core business and adjacencies, and expansion internationally.  According to industry analysts, private label now represents 18% of sales in the packaged food market in the U.S. and has consistently demonstrated growth in excess of the overall food market over time.  ConAgra Foods’ combination with Ralcorp creates an enhanced platform that will allow ConAgra Foods to capitalize on, and contribute to, that compelling long-term growth trend while generating significant efficiencies.

Ralcorp has strengthened its leadership position in private label through recent strategic acquisitions and enhanced customer relationships.  The two companies’ portfolios are a complementary fit, with very little overlap in terms of offerings.  Ralcorp’s leading private label offerings include cereal, pasta, crackers, jellies and jams, syrups, frozen waffles, and more.  Ralcorp’s total annual sales of approximately $4.3 billion also include a branded and commercial / foodservice portfolio.

The combined company will have significant operating capabilities across its branded, private label and commercial / foodservice businesses, including:

•	A robust Sales and Marketing function that drives top-line growth
•	A strong Research, Quality and Innovation platform
•	A management team with deep industry experience and strong talent across the organization
•	A core understanding of delivering value to the customer and consumer
•	A consumer and shopper insights-driven focus
•	Procurement and risk management expertise
•	Well-developed productivity capabilities and experience with complex supply chains

With Ralcorp, ConAgra Foods will have a balanced portfolio with a stronger growth profile.  The transaction is also expected to increase ConAgra Foods’ importance to customers and consumers, with product offerings across a wide range of price points, segments and channels.  The enhanced breadth and depth of the combined portfolio is expected to allow ConAgra Foods to build deeper customer relationships and drive additional category growth.

Gary Rodkin, chief executive officer of ConAgra Foods, added, “Clearly, consumer dynamics have changed since the recession and we expect growth in private label food to continue to outpace growth in branded food.  At the same time, we remain very proud of and fully committed to our brands, which will remain the largest part of our business and are found in 97% of America’s households. We believe our combination of branded, private label and commercial offerings, supported by leading functional capabilities, represents a unique and balanced approach that allows us to address the full range of customer and consumer requirements and adapt to the changing demands of the food industry.”

Compelling Financial Benefits

ConAgra Foods expects the transaction to provide attractive sales and EPS growth over time.  Because this transaction is expected to close by March 31, 2013, management expects it to have a modest benefit on fiscal 2013 financial results and will quantify that benefit in the coming months.  Excluding any benefit from this transaction, ConAgra Foods’ expectations for fiscal 2013 fully diluted EPS remain unchanged at $2.03 to $2.06, adjusted for items impacting comparability.  ConAgra Foods will provide additional details regarding the favorable impact of this transaction on its financial outlook for fiscal years 2013 and 2014, as well as its favorable impact on the company’s long-term financial algorithm, in due course as integration plans, the pace of expected synergies, and the financing components of the transaction are finalized.

ConAgra Foods intends to use its strong infrastructure and productivity capabilities to drive significant cost synergies from this transaction, primarily in the areas of supply chain and procurement efficiencies.  It expects to achieve approximately $225 million of cost synergies on an annual basis by the fourth full fiscal year after closing.

The acquisition of Ralcorp is expected to be financed primarily with cash on hand, existing credit facilities and new borrowings, for which ConAgra Foods has received a commitment letter from BofA Merrill Lynch.

ConAgra Foods is fully committed to its investment grade credit rating, and consistent with that commitment, expects to issue up to $350 million of equity.  ConAgra Foods will prioritize rapid deleveraging in the near term through its strong cash flow generation.  The company currently expects to maintain its dividend of $1.00 per share on an annual basis and will significantly reduce its share buyback activities for a period of time.  ConAgra Foods remains committed to its long-term capital allocation priorities, including a top-tier dividend, strong balance sheet and strong liquidity.

Integration

ConAgra Foods and Ralcorp will establish a transition team comprised of members of both management teams to prepare for and to oversee the integration of the businesses.

Terms and Conditions

The transaction is subject to the approval of Ralcorp’s shareholders and customary regulatory approvals.  The transaction is expected to close by March 31, 2013.

Advisors

Centerview Partners and BofA Merrill Lynch are serving as financial advisors to ConAgra Foods and Davis Polk & Wardwell LLP is serving as its legal advisor.  Barclays and Goldman, Sachs & Co. are serving as Ralcorp’s financial advisors and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.

More information on the transaction can be found at www.conagrafoodstransaction.com.

Conference Call Details

ConAgra Foods will host a conference call at 8:30 am EST/7:30 am CST today to discuss the announcement.  Domestic and international participants may access the conference call toll-free by dialing 1-888-312-3047 (US/Canada Toll Free) and 1-719-457-2606 (International Toll) respectively, and using the passcode 1466942.  This conference call, along with webcast presentation materials, can also be accessed live on the company’s Investor Relations website at http://investor.conagrafoods.com.  To access a replay of the conference call, please dial 1-888-203-1112 (US/Canada Toll Free) or 1-719-457-0820 (International Toll), passcode 1466942.

Ralcorp also issued a separate release today announcing its fourth quarter and full fiscal year 2012 earnings results, which is available on the investor section of the company’s website at www.ralcorp.com.

About ConAgra Foods, Inc.

ConAgra Foods, Inc., (NYSE: CAG) is one of North America's leading food companies, with brands in 97 percent of America's households. Consumers find Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt's®, Marie Callender's®, Orville Redenbacher's®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at http://www.conagrafoods.com.

About Ralcorp Holdings, Inc.

Ralcorp produces a variety of private‐brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.  Ralcorp’s diversified product mix includes: ready‐to‐eat and hot cereals; nutritional and cereal bars; snack mixes, corn‐based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre‐baked products such as breads and muffins; frozen and refrigerated doughs; dry pasta; and frozen pasta meals.  For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances.  These forward-looking statements include, among others, statements regarding expected synergies and benefits of a potential combination of ConAgra Foods and Ralcorp, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include the timing to consummate a potential transaction between ConAgra Foods and Ralcorp; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions, including the approval of Ralcorp’s shareholders; ConAgra Foods’ ability to realize the synergies contemplated by a potential transaction; ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp and ConAgra Foods; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; the effectiveness of its product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in effectively and efficiently integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks and uncertainties discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

Additional Information and Where to Find It

Ralcorp intends to file with the SEC a proxy statement in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Ralcorp and will contain important information about the proposed merger and related matters.  RALCORP SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Ralcorp with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ralcorp by contacting Investor Relations by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101.

Participants in the Solicitation

Ralcorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralcorp shareholders in connection with the proposed merger.  Information about Ralcorp’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2012, and its Annual Report on Form 10-K for the year ended September 30, 2011, which was filed with the SEC on December 14, 2011 and on September 12, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101, or by going to Ralcorp’s Investor Relations page on its corporate website at www.ralcorp.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement that Ralcorp intends to file with the SEC.

Contacts

For ConAgra Foods:

Investor Inquiries

Chris Klinefelter
Vice President, Investor Relations
(402) 240-4154

Media Inquiries

Teresa Paulsen
Vice President, Communication & External Relations
(402) 240-5210

Steven Lipin / Gemma Hart
Brunswick Group
(212) 333-3810

For Ralcorp:

Investor Inquiries

Matt Pudlowski
Director, Business Development
(314) 877-7091

Media Inquiries

Eric Brielmann / Eric Bonach / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449